Exhibit 23.1
                                           ------------





          Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-64670)
and on Form S-8 (Nos. 33-19155, 33-44140 and 33-57717)
of Conrail Inc. and subsidiaries of our report dated
January 23, 1995 included in this Form 10-K.





PRICE WATERHOUSE LLP
30 South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 27, 1995